SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                            -------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)                   JUNE 18, 1999
--------------------------------------------------------------------------------

                         DME INTERACTIVE HOLDINGS, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



       DELAWARE                      0-27944                    98-015786
--------------------------------------------------------------------------------
(State of Other Jurisdiction       (Commission                (IRS Employer
      of Incorporation)            File Number)           Identification Number)

 519 PALISADES AVE., ENGLEWOOD, NEW JERSEY               07632
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)             (Zip Code)



Registrant's telephone number, Including area code               201-816-1285
--------------------------------------------------------------------------------


                          PRIDE AUTOMOTIVE GROUP, INC.
--------------------------------------------------------------------------------
         (Former Name of Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

         On June 18, 1999, Pride Automotive Group, Inc. ("Company"), pursuant to an Agreement Concerning the Exchange of Common Stock dated March 30, 1999 as amended ("Agreement"), exchanged 14,800,000 shares of its Common Stock for all of the membership interests of Digital Mafia Entertainment, LLC ("LLC). Darien Dash ("Dash"), the principal member of the LLC, is the beneficial owner of all such shares; 11,840,000 of such shares are owned of record by Dash and 296,000 of such shares are owned of record by Dash as custodian for his minor children. The record owners of the balance of such shares, which includes his wife (296,000 shares) and Linda Holmes, his mother (444,000 shares) have granted Dash an irrevocable proxy to vote such shares and a right of first refusal to purchase such shares if the holder determines to sell them.

         In connection with the foregoing, the directors of the Company resigned and Darien Dash, Sandi Thomas and Peter A. Levy were elected to fill the vacancies and now constitute the entire board. Additionally, the existing officers all resigned and the following were elected to the office indicated.

Darien Dash                             President (Chief Executive Officer)

Linda Holmes                            Treasurer (Chief Financial Officer)
                                        and Secretary



Item 2. Acquisition or Disposition of Assets.

         In connection with the transaction described in Item I ("Transaction"), the Company sold all of its interest in its two operating subsidiaries to Pride, Inc., the owner of more than 50% of the outstanding common stock of the Company prior to the transaction, for $1.00 each. As disclosed in previous filings with the Securities and Exchange Commission ("Commission"), the interest in one subsidiary was deemed to be worthless and NASDAQ questioned the value at which the other subsidiary was carried on the Company's books. Pride, Inc. has also indicated to the Company that it would only acquire both subsidiaries for nominal consideration. As a result of the Transaction, the LLC became a wholly owned subsidiary of the Company and therefore, the Company acquired all of the assets, subject to all of the liabilities of the LLC. The assets consist primarily of equipment, accounts receivable and work in progress. The assets were acquired solely for common stock of the Company. The assets acquired by the Company were used by the LLC in the operation of its website development, e-commerce and software development business that will be continued by the Company.

 Item 4. Change in Registrant's Certifying Accountants.

         (a) Effective with the closing of the Transaction on June 18, 1999, Civvals, the independent accountants, who were engaged as the principal accountants to audit the Company's financial statements, were dismissed. The principal accountants' report on the financial statements of the Company for the fiscal year ended November 30, 1998 contained a qualification as to the Company's ability to continue as a going concern. The decision to dismiss the principal accountants was approved by the Board of Directors of the Company in connection with its approval of the Transaction.

         During the Company's last two fiscal years and the subsequent interim period, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         The Company has provided the former accountant with a copy of this disclosure and has requested that they furnish the Company a letter addressed to the Commission stating whether they agree with this disclosure and, if not, stating the respects in which they do not agree.

         (b) Effective June 18, 1999, the Company engaged Titus & Mitchell, LLP, who were the accountants for the LLC prior to the Transaction, as its new principal accountants. Prior to the Transaction, such firm was not consulted on any of the matters requiring disclosure under Item 304(a)(2) of Regulation S-K. Such firm has been requested to review this disclosure and has been given the opportunity to furnish the Company a letter addressed to the Commission as required by Regulation S-K.

Item 7. Financial Statements, PRO FORMA Financial Information and Exhibits.

         (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The requisite financial statements and pro forma financial information will be filed by amendment within 60 days of the date of this report.

         (B) EXHIBITS.

         3.3   Certificate of Amendment to Certificate of Incorporation
               increasing authorized shares
         3.4   Certificate of Amendment to certificate of Incorporation changing name.
         16.1  Change of Certifying Accountant
         21    Subsidiaries
         99.1  Letter from Civvals responding to the disclosures in this Current
               Report on Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  DME Interactive Holdings, Inc.


                                                  /S/ DARIEN DASH
                                                  ----------------------
                                                  Darien Dash, President